UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2005

CNL Retirement Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32607	59-3491443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.	32801
Orlando, Florida	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Reference is made to the press release dated January 10, 2005 which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

Exhibit No. 99.1  Press Release dated January 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                CNL RETIREMENT PROPERTIES, INC.

Date: January 10, 2005	/s/ Clark Hettinga e
Clark Hettinga
Chief Financial Officer

EXHIBIT INDEX

99.1    Press Release dated January 10, 2005.

Exhibit 99.1

News Release

For information contact:
Carolyn B. Gosselin, APR
CNL Chief Communications Officer
(407) 540-2505

CNL Retirement Properties, Inc. Acquires a Portfolio
of Six Seniors’ Housing Communities

ORLANDO, Fla. (December January 10, 2005) - CNL Retirement Properties, Inc., an Orlando-based real estate investment trust, today announced it has completed the acquisition of six seniors’ housing communities from MetroNational Corporation for $148 million. Horizon Bay Senior Communities (“Horizon Bay”) will lease and manage the properties under long-term management agreements.

The acquisition features an aggregate of approximately 2,130 independent living units all located in the Houston area, marking a significant expansion in Texas for Horizon Bay. The transaction includes the following properties:

▪	Terrace at West University
▪	Terrace at Memorial City
▪	Terrace at First Colony
▪	Terrace at Clear Lake
▪	Terrace at Willowbrook
▪	Spring Shadows Place

“This transaction aligns with our long-term business strategy of acquiring quality seniors’ housing communities and further solidifies our relationship with Horizon Bay, a premier management company and leader in the industry,” said Thomas J. Hutchison III, chief executive officer of CNL Retirement Properties, Inc.

About CNL Retirement Properties, Inc.
CNL Retirement Properties, Inc. owns a portfolio of 222 properties in 32 states in the seniors’ housing and medical office building sectors. Headquartered in Orlando, Fla., CNL Retirement Properties specializes in the acquisition of quality independent and assisted living communities, continuing care retirement communities and medical office facilities.

CNL Retirement Properties, Inc. is related to CNL Financial Group, Inc. (“CNL”). CNL and the entities it has formed or acquired have more than $15 billion in assets, manage an additional $2.5 billion for third-party investors and have interests in more than 5,100 properties across North America. For more information, visit www.cnl.com.

-More-

CNL Retirement Properties, Inc. Acquires a Portfolio of Six, page 2

About Horizon Bay Senior Communities
With the addition of the Terrace properties, Tampa-based Horizon Bay Senior Communities manages approximately 6,500 units located in 29 seniors’ housing communities in eight states. The Horizon Bay portfolio includes independent-living and continuum-of-care retirement communities. Horizon Bay also offers specialty programs for seniors, including Harbor Courts for the memory-impaired, and the LiveWell! Program, which focuses on resident wellness. The Horizon Bay Web site is www.horizonbay.com.

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Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995
Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about future events. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CNL Retirement Properties, Inc. to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. CNL Retirement Properties, Inc. disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although CNL Retirement Properties, Inc. believes its current expectations are based upon reasonable assumptions, CNL Retirement Properties, Inc. can give no assurance that expectations will be attained or that actual results will not differ materially.